EXHIBIT 10.64
AMENDMENT NO. 1 TO THE INTELLECTUAL PROPERTY LICENSE AGREEMENT

This AMENDMENT NO. 1 TO THE INTELLECTUAL PROPERTY LICENSE
AGREEMENT (this “Amendment No. 1”), dated as of June 17, 2022 (the “Amendment Date”), is entered into by and among Avon Products, Inc., a New York corporation, Avon International Operations, Inc., a Delaware corporation, Avon NA IP LLC, a Delaware limited liability company, and The Avon Company (f/k/a New Avon LLC, f/k/a C-A NA LLC), a Delaware limited liability company.

RECITALS

WHEREAS, the Parties have heretofore entered into that certain Intellectual Property License Agreement dated as of March 1, 2016 (the “Agreement”);

WHEREAS, the Parties wish to amend the Agreement to reflect the terms and conditions set forth herein; and

WHEREAS, Section 11.08 of the Agreement provides that the Agreement may be amended if, and only if, such amendment is in writing and is signed by the Party against whom such amendment shall be enforced.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties, intending to be bound, hereby agree as follows:

1.Definitions. Any capitalized term that is used herein but is not otherwise defined in this Amendment No. 1 shall have the meaning given to such term in the Agreement.

2. Amendments.

(a) Section 2.03(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Subject to this Section 2.03, each Licensee may grant sublicenses under the Licensed IP Rights to its Affiliates or to third parties; provided that such Licensees may not grant any such sublicense to any Restricted Person. Any sublicense to a Subsidiary shall automatically terminate if the sublicensee ceases to be a Subsidiary of Licensee.”

(b) Section 3.04(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Each Licensee agrees that in connection with all uses by such Licensee or permitted sublicensees of the Trademarks or Trademark Extensions included in the Licensed IP Rights, and all products and services offered in connection therewith, such Licensee and any permitted sublicensee: (i) shall not make any statements that are misleading as to the quality of the products or services, or that cause confusion with the business or identity of a Person (provided that the use by Licensee and its permitted sublicensees of the Trademarks or Trademark Extensions included in the Licensed IP Rights within the scope of the licenses granted pursuant to this Agreement shall not be deemed to cause confusion as to the business or identity of any Person),

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(ii) shall be in compliance with all Judgments, (iii) shall not enter into any agreement that conflicts with, results in any breach of, or constitutes a default under, the terms and conditions of this Agreement, (iv) shall not do, omit to do, or permit to be done, any act that will invalidate any registration of any Trademark, Trademark Extension or other associated IP Rights included in the Licensed IP Rights, (v) shall not do any act that will cause substantial damage to a Specified Quality Brand, provided (A) no Licensee nor any sublicensee shall be deemed to have caused substantial damage to a Specified Quality Brand by exercising its rights under this Agreement, (B) the occurrence of an ordinary adverse event in the conduct of any such Licensee’s or sublicensee’s business or an act outside the reasonable control of such Licensee or sublicensee cannot be the basis for an allegation of substantial damage under this Section 3.04, (C) upon learning of any act that will cause substantial damage to a Specified Quality Brand, Licensor shall promptly give notice to the applicable Licensee or sublicensee, (D) such Licensee or sublicensee shall have a reasonable period of time to remedy such act before Licensor seeks to enforce any rights under this Agreement in connection with the act that violates Section 3.04 but without limiting Licensor’s rights to enforce under this Agreement should that same act violate another section of this Agreement, and (E) the burden to prove substantial damage to a Specified Quality Brand under this Section 3.04 is on the Licensor and must be met by clear and convincing evidence, (vi) shall not file applications to register any Trademarks or design patent registrations that consist in whole or in part of, or are confusingly similar to, the Trademarks or Trademark Extensions included in the Licensed IP Rights, or assist any Person in doing the same, and (vii) shall not contest, challenge, or otherwise take any action adverse to Licensor’s ownership of or rights in and to the Trademarks or Trademark Extensions included in the Licensed IP Rights, or assist any Person in doing the same. Notwithstanding anything to the contrary herein, in the event that any Licensee or sublicensee engages in, or conducts, any animal testing with respect to any products or services offered under any Specified Quality Brand, such Licensee or sublicensee, as applicable, shall be deemed to have caused substantial damage to such Specified Quality Brand.”

(c)Article VI of the Agreement is hereby amended by adding the following language as new Section 6.02 of the Agreement:

“SECTION 6.02. Right of First Offer. In the event that, during the Term, Avon NA or any of its Affiliates intends, desires or proposes to transfer, assign, sublicense, pledge, create an encumbrance or lien on or otherwise monetize in any manner its rights under any NA Licensed IP Rights (excluding any sublicenses of such NA Licensed IP Rights to Avon NA’s Subcontractors) (such rights, collectively, the “ROFO Rights” and any such transaction, a “ROFO-Triggering Transaction”), whether such intent, desire or proposal is independent on the part of Avon NA or related to or arising from receipt by Avon NA of an unsolicited offer to do so, Avon NA shall, and shall cause its Affiliates to, provide written notice (an “Offer Notice”) to Avon International that Avon NA intends, desires or proposes to engage in a ROFO-Triggering Transaction (it being understood that (a) such Offer Notice shall set forth all material terms that Avon NA would seek in the event that the rights afforded to Avon International under this Section 6.02 were exercised by Avon International and Avon NA would enter into the ROFO-Triggering Transaction with Avon International (which terms sought by Avon NA and described in such Offer Notice shall be made in good faith and shall not be made with the purpose of frustrating or otherwise circumventing Avon International’s rights under this Section 6.02), and (b) in the event the Offer Notice is provided as a result of Avon NA receiving an unsolicited offer to engage in a ROFO- Triggering Transaction, such Offer Notice shall set forth all material terms of such offer). The provision of an Offer Notice shall constitute an offer (the “Offer”) by Avon NA to provide Avon

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International such ROFO Rights and engage in the ROFO-Triggering Transaction with Avon International on the terms set forth in such Offer Notice. Avon International shall have a thirty
(30) day period commencing on the date the Offer is received by Avon International (the “Offer Period”) in which to accept such Offer and, during the Offer Period (and, during the sixty (60)- period described in the following sentences of this Section 6.02, if applicable), Avon NA shall, and shall cause its Affiliates to, (i) reasonably cooperate with Avon International, and reasonably respond to Avon International, with respect to any information reasonably requested by Avon International in order to evaluate the ROFO-Triggering Transaction and (ii) not engage in any manner with respect to or be a party to any ROFO-Triggering Transaction with any Person other than Avon International (including by not making available to any such Person any confidential information with respect to the ROFO Rights). At the same time, Avon International shall, during the Offer Period, use commercially reasonable efforts to evaluate and respond to the Offer in an expeditious manner. In the event that Avon International provides a notice of acceptance of the Offer to Avon NA prior to the expiration of such Offer Period, the Parties shall negotiate in good faith the terms of definitive agreements which shall reasonably reflect the material terms of the Offer. If Avon International fails to notify Avon NA of its acceptance of such Offer prior to the expiration of the Offer Period, or if Avon International accepts the Offer during the Offer Period but the Parties do not agree on and enter into definitive agreements within sixty (60) days following the date of Avon International’s notice of acceptance (other than as a result of Avon NA’s breach of this Agreement or otherwise acting in bad faith), Avon International shall be deemed to have declined such Offer, in which case Avon NA shall have the right to negotiate and enter into definitive agreements with respect to such ROFO-Triggering Transaction with any third party on identical or more favorable, in the aggregate, as to Avon NA, terms and conditions as were set forth in the Offer Notice. For the avoidance of doubt, Avon NA and Avon International shall comply in all respects with the procedures set forth in this Section 6.02 with respect to any newly proposed ROFO-Triggering Transaction.”

(d) Section 9.02 of the Agreement is hereby amended and restated in its entirety as follows:

“SECTION 9.02 Indemnity by Avon NA. Avon NA shall indemnify and hold harmless Avon International, its Affiliates, equity holders, and each of their Personnel (collectively, “Avon International Indemnified Parties”) and defend such Avon International Indemnified Party, from and against all Losses arising out of or resulting from Claims by any third Person against such Avon International Indemnified Party arising out of (a) any material breach by Avon NA of any of its representations or warranties set forth in this Article IX or of the covenants set forth in Section 6.01 or (b) the conduct or operation by Avon NA of any Restricted Business (all such Claims, together with all Claims that are the subject of the indemnity by Avon NA in Section 2.08(c), hereafter referred to as “Avon International Indemnified Claims”).”

(e) Section 9.03 of the Agreement is hereby amended and restated in its entirety as follows:

“SECTION 9.03 Indemnity by Avon International. Avon International shall indemnify and hold harmless Avon NA, its Affiliates and each of their Personnel (collectively, “Avon NA Indemnified Parties”) and defend such Avon NA Indemnified Party, from and against all Losses arising out of or resulting from Claims by any third Person against such Avon NA

EXHIBIT 10.64

Indemnified Party arising out of (a) any material breach by Avon International of any of its representations or warranties set forth in this Article IX or of the covenants set forth in Section 6.01, (b) Avon International’s exercise of the licenses granted under this Agreement to Avon International, (c) the conduct or operation by Avon International of any Restricted Business, or
(d) the operation by Avon International of the Avon International Business from and after the Effective Date, including any product liability Claims or Claims for infringement or misappropriation of any IP Rights (all such Claims, together with all Claims that are the subject of the indemnity by Avon International in Section 2.08(d), hereafter referred to as “Avon NA Indemnified Claims”).”

(f) Schedule F of the Agreement is hereby amended by removing “Natura Cosmeticos S.A.” and replacing it with “O Boticário”.

3. Notices. All notices sent under this Amendment No. 1 shall be treated as notices for the purposes of Section 11.05 of the Agreement and may be delivered as specified therein. The addresses to which notices from Avon NA to Avon International shall be sent are hereby amended as follows:

If from Avon NA to Avon International:

Avon Products, Inc. One Avon Place Suffern, NY 10901
Attention: General Counsel Email: ginny.edwards@avon.com
with a copy to (which copy alone shall not constitute notice): Avon Products, Inc.
Nunn Mills Road
Northampton NN1 5PA United Kingdom
Attention: Legal Department

4. Conflicts. In the event of any conflict between the terms and conditions of this Amendment No. 1, on the one hand, and the Agreement (other than this Amendment No. 1), on the other hand, the terms and conditions of this Amendment No. 1 shall govern solely to the extent of any such conflict.

5. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

6. Counterparts; Effectiveness; Third Party Beneficiaries. This Amendment No. 1 may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective as of the Amendment Date when one or more counterparts have been signed by each Party and delivered (by facsimile, electronic transmission or otherwise) to the other Parties. Except as expressly set forth in the Agreement, this Amendment No. 1 is for the sole benefit of the Parties and their permitted assigns and nothing expressed or referred to in this Amendment No. 1 will be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable right,

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remedy or claim under or with respect to this Amendment No. 1 or any provision of this Amendment No. 1, whether as third-party beneficiary or otherwise.

7. Amendments and Waivers. This Amendment No. 1 may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Party against whom such amendment or waiver shall be enforced. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, shall not constitute a waiver by such Party of its right to exercise any such other right, power or remedy or to demand such compliance.

8. Agreement Otherwise Unchanged. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to, or waiver of, any other term or condition of the Agreement. Wherever the Agreement is referred to therein, such reference shall be to the Agreement as amended hereby. Except as expressly amended by this Amendment No. 1, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

9. Section Headings. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.

10. Severability. If any term or other provision of this Amendment No. 1 is or becomes invalid, illegal or incapable of being enforced because of any Applicable Law or public policy, all other conditions and provisions of this Amendment No. 1 shall nevertheless remain in full force and effect so long as the economic or legal substance of this Amendment No. 1 is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment No. 1 so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that this Amendment No. 1 be given the effect originally contemplated to the greatest extent possible.

[Signature Page Follows]

EXHIBIT 10.64
IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the Amendment Date.

AVON PRODUCTS, INC.

By:
Name: Ginny Edwards
Title: VP, General Counsel & Corporate Secretary

AVON INTERNATIONAL OPERATIONS, INC.

By:
Name: Ginny Edwards Title: Director & Secretary

AVON NA IP LLC

By:
Name: Ginny Edwards Title: Manager

EXHIBIT 10.64

Signature Page to Amendment No. 1 to the Intellectual Property License Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the Amendment Date.

THE AVON COMPANY

Suk Cha
CEO & Chairman

Signature Page to Amendment No. 1 to the Intellectual Property License Agreement